Notice of Guaranteed Delivery for

Tender of Shares of Common Stock

of

DMI Furniture, Inc.

to

Churchill Acquisition Corp.

a wholly owned subsidiary of

Flexsteel Industries, Inc.

(Not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY  TIME, ON WEDNESDAY, SEPTEMBER 17, 2003, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach American Stock Transfer and Trust Company (the “Depositary”) on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

American Stock Transfer and Trust Company

BY MAIL: American Stock Transfer and Trust Company P.O. Box 2042 New York, NY 10272-2042

BY OVERNIGHT COURIER:

American Stock Transfer and

Trust Company

Operations Center

6201 15th Avenue

Brooklyn, NY 11219

BY FACSIMILE TRANSMISSION:

(for eligible institutions only)

(718) 236-2641

CONFIRM FACSIMILE BY TELEPHONE:

(800) 937-5449

BY HAND: American Stock Transfer and Trust Company 59 Maiden Lane New York, NY 10038

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Churchill Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Flexsteel Industries, Inc., a Minnesota corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 20, 2003 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.10 per share (the “Shares”), of DMI Furniture, Inc., a Delaware corporation (the “Company”), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares Tendered: Certificate No.(s) (if available): ☐ Check if securities will be tendered by book-entry transfer Name of Tendering Institution: Account No.: Dated: , 2003	Name(s) of Record Holder(s): (Please print) Address(es): (Zip Code) Area Code and Telephone No.(s): Signature(s)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, or an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company, in either case together with the Letter of Transmittal (or a manually signed facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq Stock Market trading days after the date hereof.

Name of Firm:

(Authorized Signature)

Address:

Zip Code

Title:

Name:

(Please type or print)

Area Code and Tel. No.

Date:                                                                  , 2003

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.